                                                                   EXHIBIT 10.16


                                  CONSULTING
                                  ----------
                           CONFIDENTIALITY AGREEMENT
                           -------------------------

        THIS AGREEMENT is made effective as of January 29, 2001, and between TVIA, Inc., a Delaware corporation (the "Company") and David Dicioccio (the "Consultant").

                                   RECITALS

        A. The Company desires to obtain the continued services of Consultant, on its own behalf and on behalf of all existing and future Affiliated Companies (defined as any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company), and Consultant desires to continue in the hire of the Company, whose experience, knowledge and abilities are valuable to the Company, upon the following terms and conditions.

        B. The Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which the Company considers vital to its business and goodwill.

        C. The Proprietary Information may necessarily be communicated to or acquired by Consultant in the course of his training by and hiring with the Company, and the Company desires to obtain the continued services of Consultant, only if, in doing so, it can protect its Proprietary Information and goodwill.

                                   AGREEMENT

   NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.  Period of Consulting. The Company hereby retains Consultant to
            --------------------
render services to the Company as requested by the Chief Executive Officer of the Company from time to time in the position and with the duties and responsibilities described in Exhibit A attached hereto and incorporated by this reference herein, commencing on the date of this Agreement and ending on date as noted in Exhibit A or upon delivery of notice from the Chief Executive Officer of the Company.

        2.  Position, Duties, Responsibilities.
            ----------------------------------

            a.  Duties. Consultant hereby agrees to work for the Company in the
                ------
business planning and development areas. Consultant shall devote his best efforts and attention to the performance of the services customarily incident to such position and to such other services as may be reasonably requested by the Chief Executive Officer of the Company.

            b.  Independent Consultant. It is understood and agreed, and it is
                ----------------------
the intention of the parties hereto, that Consultant is an independent contractor, and not an employee of the

Company for any purposes whatsoever. The Company shall have no right to and shall not control the manner or prescribe the method by which the services are performed by Consultant hereunder. Consultant shall be entirely and solely responsible for its acts and the acts of its agents, employees, and subcontractors while engaged in the performance of services hereunder. Consultant shall indemnify, defend, and hold the Company harmless from any loss or liability arising from the performance of Consultant's services hereunder. Consultant agrees to pay self-employment tax on his own earnings and to either withhold as employer for any employees he has that assist Consultant in the performance of his duties hereunder or require that persons assisting Consultant who are independent contractors pay their own self-employment taxes.

     3. Compensation, Benefits, Expenses.
        --------------------------------

        a. Compensation. In consideration of the services to be rendered
           ------------
hereunder, including, without limitation, services to any Affiliated Company, Consultant shall be paid the amount as set forth on Exhibit A.

        b. Reimbursement of Expenses. The Company shall promptly reimburse
           -------------------------
Consultant for any reasonable costs and expenses incurred by Consultant in connection with any services specifically requested by the Company and actually performed by Consultant pursuant to the terms of this Agreement. Each such expenditure or cost shall be reimbursed only if: (1) Consultant had received prior approval for such expenditure or cost, and (ii) Consultant furnishes to the Company adequate records and other documents evidencing such expenditure or cost.

     4. Proprietary Information.
        -----------------------

        a. Defined. "Proprietary Information" is all information and any idea in
           -------
whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any Affiliated Company unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Consultant's possession or part of his general knowledge prior to his hiring by the Company or any Affiliated Company, or (iii) the information is disclosed to Consultant without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

        b. General Restrictions on Use/Ownership. Consultant agrees to hold all
           -------------------------------------
Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the consulting relationship to the extent necessary to carry out Consultant's responsibilities under this Agreement, and (ii) after termination of the consulting relationship as specifically authorized in writing by the Company. Consultant hereby sells, transfers and assigns to the Company without any additional consideration, except for the compensation set forth in Section 3.a (above), any and all copyrights, patent rights or other property rights or Proprietary Information he may otherwise be deemed to own as a result of

Consultant's services performed hereunder. Consultant further agrees to take all reasonable steps and execute all documents as the Company may reasonably request to transfer or record the Company's ownership in such Proprietary Information.

          c.  Interference with Business Competitive Activities. Consultant
              -------------------------------------------------
acknowledges that the pursuit of the activities forbidden by this Section 4(c) would necessarily involve the use or disclosure of Proprietary Information in breach of Section 4(b), but that proof of such breach would be extremely difficult. To forestall such disclosure, use, and breach, and in consideration of the hiring under this Agreement, Consultant agrees that for a period of two
(2) years after termination of the consulting relationship, he shall not, for himself or any third party, directly or indirectly (i) divert or attempt to divert from the Company (or any Affiliated Company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers, (ii) employ or solicit for employment any person employed by the Company, or by any Affiliated Company, during the period of such person's hiring and for a period of one (1) year thereafter.

          d.  Remedies. Nothing in this Section 4 is intended to limit any
              --------
remedy of the Company under the California Uniform Trade Secrets Act (California Civil Code, Section 3426), or otherwise available under law.

    5.  Notices.  All notices or other communications required or permitted
        -------
hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, one day courier or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

                                Tvia, Inc.
                                4100 Burton Drive
                                Santa Clara, CA 95054

                                or to the Consultant at:

                                RDD Associates LLC

Notice of change of address shall be effective only when done in accordance with this Section.

    6.  Entire Agreement.  The terms of this Agreement are intended by the
        ----------------
parties to be the final expression of their agreement with respect to the hiring of Consultant by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

  7. Amendments, Waivers. This Agreement may not be modified, amended, or
     -------------------
terminated except by an instrument in writing, signed by the Consultant and by a duly authorized officer of the Company other than Consultant. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

  8. Severability, Enforcement. If any provision of this Agreement, or the
     -------------------------
application thereof to any person, place, or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

  9. Governing Law. The validity, interpretation, enforceability, and
     -------------
performance of this Agreement shall be governed by and construed in accordance with the law of the State of California as if it was entered into by California residents to be performed entirely within California. Venue shall be in Santa Clara County, California.

  10. Remedies.
      --------

      a. Injunctive Relief. The parties agree that in the event of any breach
         -----------------
or threatened breach of any of the covenants in Section 4, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Consultant in the event of any breach or threatened breach of any such provisions by Consultant, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

      b. Exclusive. Both parties agree that this Agreement shall provide the
         ---------
exclusive remedies for any breach by the Company of its terms.

      c. Attorneys' Fees. If any legal action or any arbitration or other
         ---------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

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
RDD Associates, LLC                     CONSULTANT


by    /s/  R. DAVID DICIOCIO                /s/ KENNY LIU
  ------------------------------        ----------------------------------
  (Signature)                           (Signature)

      R. DAVID DICIOCIO                     KENNY LIU
--------------------------------        ----------------------------------
(Print Name and Title)                  (Print Name)

                                      -5-

                                   EXHIBIT A

PERIOD OF CONSULTING:

Terms of this consulting agreement are for a period of six (6) months.

DUTIES AND RESPONSIBILITIES:

"Consultant" will provide the following services:
Business activities as they relate to acquisitions, partnerships, and executive recruitment.

COMPENSATION:

$1,500.00 (One thousand, five hundred dollars) per day, averaging one day per week, with a total maximum period of two days per week.

25,000 non-qualified stock option shares of Tvia, Inc., to vest over two years from date of grant.

COMPLETION DATE:

August 1, 2001.

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